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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.


Date of Report (Date of earliest event reported):    January 26, 2000


                         TEAM COMMUNICATIONS GROUP, INC.
               (Exact name of registrant as specified in charter)


         California                      0-23307               95-4519215
(State or Other Jurisdiction of        (Commission           (I.R.S. Employer
Incorporation)                         File Number)         Identification No.)


       12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (310) 442-3500


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS.

         On December 14, 1999, Mr. Jonathan D. Shapiro notified the Registrant that he intended to convert his Restated Employment Agreement into a consultancy agreement. On January 14, 2000, Mr. Shapiro and the Registrant entered into a Settlement Agreement, whereby the parties agreed to terminate the Restated Employment Agreement and sever their business relationship. As a result of that agreement, Mr. Shapiro resigned as a director of the Registrant, effective January 14, 2000. Mr. Shapiro's resignation was not due to any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SIGNATURES


                                       TEAM COMMUNICATIONS GROUP, INC.



Date: January 26, 2000                 By:  /s/ TIMOTHY A. HILL
                                          -------------------------------
                                                Timothy A. Hill

                                       Its: Senior Vice President/
                                            Chief Financial Officer








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